Registration No. 333-231875

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Father Time, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	7372	81 - 2772092
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3700 Massachusetts Ave. NW, Suite 110, Washington, D.C. 20016

Telephone: (571) 277 3506

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

McMurdo Law Group, LLC

1185 Avenue of the Americas

3rd Floor

New York, NY 10036

Telephone: (917) 318-2865

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

The proposed date of sale will be as soon as practical

after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit, $	Proposed Maximum Aggregate Offering Price, $	Amount of Registration Fee, $

Common Stock, $.0001 par value per share	2,750,000	1.00	2,750,000	333.30

EXPLANATORY NOTE

As an EXPLANATORY NOTE, this is being filed to include the following:

“THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSIONS ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.”

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned in his personal capacity, thereunto duly authorized, in the City of Washington, DC, District of Columbia, on the 31st day of May, 2019.

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Porfirio Sánchez-Talavera and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant on the dates indicated.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington D.C. on the 6th day of June, 2019.

FATHER TIME, INC.

By:	/s/ Robert Waligunda
Robert Waligunda
Chairman, Chief Executive Officer, President, Secretary, Treasurer and Director

Pursuant to the requirements of the Exchange Act this Report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

June 6th , 2019	/s/ Robert Waligunda
Robert Waligunda
Chairman, Chief Executive Officer, President
Secretary, Treasurer and Director

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1*	Articles of Incorporation of Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of McMurdo Law Group, LLC
23.1*	Consent of Paritz & Company, P.A.

*Previously Filed on May 31, 2019

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